UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010

ALLIANCE NETWORK COMMUNICATIONS HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware	333-137920	20-3547389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1365 N. Courtenay Parkway, Suite A Merritt Island, FL 32953 321.452.9091 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 12, 2010, as previously reported on a Current Report on Form 8-K filed on July 19, 2010, Registrant acquired all of the stock of BioCube, Inc., and issued 8,750,000 shares of Registrant’s common stock to the shareholders of BioCube, Inc. As part of the closing of the transaction, Registrant relocated its principal offices to Florida, to the offices of BioCube, Inc. On September 20, 2010, the Board of Directors of Registrant adopted resolutions by unanimous written consent appointing Moss, Krusick & Associates, LLC of Winter Park, Florida as Registrant’s independent accounting firm, effective immediately, and by letter dated September 22, 2010, terminated the former auditors, Rosenberg Rich Baker Berman & Company.

In accordance with Item 304(a)(1) of Regulation S-K of the SEC, the Company is providing the following information:

1.	The former accountant, Rosenberg Rich Baker Berman & Company was notified that it would be dismissed as the Company’s certifying accountants by letter dated September 22, 2010.

2.
The former principal accountant’s reports on the financial Statements of the Company for the last two fiscal years ending January 31, 2010 and 2009, did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles; however, the opinions did express concern over Registrant’s ability to survive as a going concern due to its development stage status and lack of capital.

3.	The decision to change accountants was recommended and approved by the Board of Directors of the Company.

4.
There were no disagreements with the former accountants, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, and no such disagreements have ever been communicated to the Company.

5.	There were no events as described in Item 304(a)(1)(v) of Regulation SK that occurred within the two fiscal years of the Registrant ending January 31, 2010 and 2009 or any subsequent interim period.

(b).  Engagement of New Independent Accountant.  On September 15, 2010, the Registrant engaged Moss, Krusick & Associates, LLC, of Winter Park, Florida, (“Moss Krusick”) as its certifying accountants to review its remaining interim financial statements for the fiscal year ending January 31, 2011 and to audit its financial statements for the fiscal year ended January 31, 2011.

Moss Krusick is a registered accounting firm with the Public Company Accounting Oversight Board.

During the last two fiscal years ended January 31, 2010 and 2009 and to the date of this report, Registrant has not consulted with Moss Krusick on:

1.
The application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and no written or oral advice was provided that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing       or financial reporting issue; or

2.	Any matter that was the subject of a disagreement (as described in Item 304(a)(i)(iv) of Regulation SK or a reportable event (as described in Item 304(a)(1)(v) of regulation SK.

Although no items of disagreement as defined in paragraph (a)(1)(iv) of Item 3.04 of Regulation S-B exist or have been raised by the former accountants for the last two fiscal years ending January 31, 2010 and 2009, or to the date of this report, the Registrant has provided a copy of this report and the disclosures it is making in response to Item 3.04(a) to the former accountants and requested the former accountants to furnish a letter addressed to the Commission within ten business days stating whether it agrees with the statements made in this report by Registrant, and, if not, stating the respects in which it does not agree.  A copy of the former accountants’ letter responding to that request is attached as Exhibit 16 to this Report.

The Registrant requested Moss Krusick to review the disclosures contained herein prior to the filing of this report, and has provided them with the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrants’ expression of its views, or the respects in which it does agree with the statements made by the Registrant in response to Item 304(a) of Regulation SK set forth above.  No such letter has been or will be provided.

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

16	Letter from Rosenberg Rich Baker Berman & Company dated September 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE NETWORK COMMUNICATIONS HOLDINGS, INC.

Date: September 22, 2010	By:	/s/ Boris Rubizhevsky
Boris Rubizhevsky
Chief Executive Officer